UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 22, 2024
Date of Report (date of earliest event reported)

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-2299		34-0117420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Applied Plaza	Cleveland	Ohio	44115
(Address of Principal Executive Offices)			(Zip Code)
(216) 426-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	AIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

    An annual meeting of the shareholders of Applied Industrial Technologies, Inc. was held on October 22, 2024. At that meeting, there were 38,446,528 shares of common stock entitled to vote. The shareholders voted on the matters submitted to the meeting as follows (as rounded):

1.    Election of three persons to be directors for a term of three years:

Name	Shares Voted For Election	Shares As To Which Voting Authority Withheld	Broker Non-Votes
Madhuri A. Andrews	31,787,335	3,292,178	1,256,607
Shelly M. Chadwick	33,912,597	1,166,916	1,256,607
Vincent K. Petrella	31,969,389	3,110,124	1,256,607

The terms of the following directors continued after the meeting: Mary Dean Hall, Robert J. Pagano, Jr., Joe A. Raver, Neil A. Schrimsher, Richard J. Simoncic and Peter C. Wallace.

2.    A nonbinding advisory vote to approve the compensation of Applied's named executive officers as described in Applied's proxy statement dated September 16, 2024:

Shares Voted For	Shares Voted Against	Shares Abstained From Voting	Broker Non-Votes
33,716,370	1,286,421	76,722	1,256,607

3.    Ratification of the Audit Committee's appointment of Deloitte & Touche LLP as Applied's independent auditors for the fiscal year ending June 30, 2025.

Shares Voted For Ratification	Shares Voted Against Ratification	Shares Abstained From Voting
35,659,136	636,617	40,367

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Jon S. Ploetz
Jon S. Ploetz, Vice President-General Counsel & Secretary
Date: October 23, 2024